Exhibit 4.4

                           E-NET FINANCIAL CORPORATION

                           SPECIMEN SHARE CERTIFICATE




================================================================================

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                              CUSIP NO. 268741 10 4

      NUMBER                                                      SHARES
      3002

                           e-Net Financial Corporation

                   Authorized Common Stock: 20,000,000 Shares
                                Par Value: $.001

THIS CERTIFIES THAT


IS THE RECORD HOLDER OF


     Shares of e-NET FINANCIAL CORPORATION Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.


     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                           e-Net Financial Corporation

By:  /s/  Jean Oliver            Corporate Seal     By:  /s/  Michael Roth
----------------------                              ----------------------------
          Jean Oliver,                                        Michael Roth,
          Secretary                  Nevada                   President


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                                    PART III


                        Executive Stock Bonus Option Plan
                             (Executive Bonus Plan)


Section 1. Terms and Conditions. The purpose of the e-Net Financial.Com Corporation Executive Stock Bonus Option Plan (the "Executive Bonus Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries to provide individuals with an additional incentive to the success of the Company. This plan is restricted to Executives and Key Independent Contractors (Key Independent Contractor status shall be determined by the Program Administrators). The terms and conditions of Performance Shares, Stock Payment share or Bonus Shares rights granted under this Executive Bonus Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each Executive Stock Bonus Option Agreement (the "Executive Agreement"). Unless any provision herein indicates to the contrary, this Executive Bonus Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Executive Stock Bonus Option Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

Section 2. Duration. Each Performance Share or Stock Payment or Bonus Shares and all rights thereunder granted pursuant to the terms of the Executive Bonus Plan shall expire on the date determined by the Program Administrators as evidenced by the Executive Agreement, but in no event shall any Performance Shares or Stock Payment Share or Bonus Share Right expire later than five (5) years from the date on which the Performance Shares or Stock Payment Share or Bonus Rights are granted. In addition, each Performance Share, Stock Payment or Bonus Share shall be subject to early termination as provided in the Executive Bonus Plan.

Section 3. Grant. Subject to the terms and conditions of each individually executed Executive Agreement, the Program Administrators may grant Performance Shares, Stock Payments or Bonus Share Rights as provided under the Executive Bonus Plan. Each grant of Performance Shares, Bonus Shares or Stock Payments shall be evidenced by a Executive Agreement, which shall state the terms and conditions of each as the Program Administrators, in their sole and absolute discretion, deem are not inconsistent with the terms of the Executive Bonus Plan.

Section 4. Performance Shares. Performance Shares shall become payable to a Plan Participant based upon the achievement of specified Performance Objectives and upon such other terms and conditions as the Program Administrators may determine and specify in the Executive Agreement evidencing such Performance Shares. Each grant shall satisfy the conditions for performance-based awards hereunder and under the General Provisions of the Program. A grant may provide for the forfeiture of Performance Shares in the event of termination of employment or other events, subject to exceptions for death, disability, retirement or other events, all as the Program Administrators may determine and specify in the Executive Agreement for such grant. Payment may be made for the Performance Shares at such time and in such form as the Program Administrators shall determine and specify in the Executive Agreement and payment for any Performance Shares may be made in full in cash or by certified cashier's check payable to the order of the Company or, if permitted by the Program Administrators, by

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


shares of the Company's Common Stock or by the surrender of all or part of an award, or in other property, rights or credits deemed acceptable by the Program Administrators or, if permitted by the Program Administrators, by a combination of the foregoing. If any portion of the purchase price is paid in shares of the Company's Common Stock, those shares shall be tendered at eighty-five (85) percent of their then Fair Market Value. Fair Market Value to be determined by the average daily low bid of the preceding thirty days. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon the exercise or settlement of Performance Shares or other option or award to satisfy the exercise or settlement price.

Section 5. Stock Payments. The Program Administrators may grant Stock Payments to a person eligible to receive the same as a bonus or additional compensation or in lieu of the obligation of the Company or a subsidiary to pay cash compensation under the compensatory arrangements, only with the election of the eligible person. A Plan Participant shall have all the voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Plan Participant as a Stock Payment upon the Plan Participant becoming holder of record of such shares of Common Stock; provided, however, the Program Administrators may impose such restrictions on the assignment or transfer of such shares of Common Stock as they deem appropriate and as are evidenced in the Executive Agreement for such Stock Payment. Such shares paid to participants hereunder, shall be subject to any subsequent dividend, split or re-capitalization.

Section 6. Bonus Rights. The Program Administrators may grant Bonus Rights in tandem with the grant of all other registered plans. A Bonus Right granted in tandem with another award may be evidenced by the agreement for such other award; otherwise, a Bonus Right shall be evidenced by a separate Executive Agreement. Payment may be made by the Company in cash or by shares of the Company's Common Stock or by a combination of the foregoing, may be immediate or deferred and may be subject to such employment, performance objectives or other conditions as the Program Administrators may determine and specify in the Executive Agreement for such Bonus Rights. The total payment subject to a Bonus Right shall not exceed Thirty Five percent (35%) of the Executives or Key Independent Contractors' annual salary.

Section 7. Compliance with Securities Laws. Securities shall not be issued with respect to any award under the Executive Bonus Plan, unless the issuance and delivery of the securities pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the securities may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the securities are being acquired only for investment purposes and without any present intention to sell or distribute the securities without registration in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of

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


a legend on the securities subject to his or her award and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 7.

Section 8. Continued Employment or Service. Each Plan Participant, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her award, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that award for a period specified by the Program Administrators. Nothing in this Executive Bonus Plan in any award granted hereunder shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

Section 9. Rights Upon Termination of Employment or Service. If a Plan Participant under this Executive Bonus Plan ceases to be employed by, or provide service to, the Company or any of its subsidiaries for any reason his or her award shall immediately terminate.

d) E-NET FINANCIAL.COM CORPORATION

                   EXECUTIVE STOCK BONUS OPTION PLAN AGREEMENT
                              (Executive Agreement)

(GRANT OF BONUS OPTION)


Date of Grant: ____________________, ____


THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant") , is delivered by e-Net Financial.Com Corporation, a Nevada corporation (the "Company"), to ____________________ (the "Optionee"), who is an Executive or Key Independent Contractor of the Company or one of its subsidiaries (the Optionee's employer is sometimes referred to herein as the "Employer").

WHEREAS, the Board of Directors of the Company (the "Board") on February 15,2000 adopted the e-Net Financial.Com Corporation, Executive Stock Bonus Option Plan (the " Executive Bonus Plan");

WHEREAS, the Executive Bonus Plan provides for the granting of Bonus stock options by the Board or Program Administrators to employees or key Independent Contractors of the Company or any subsidiary of the Company to exercise certain rights with respect to, shares of the Common Stock of the Company, no par value (the "Stock"), in accordance with the terms and provisions thereof; and

WHEREAS, the Program Administrators consider the Optionee to be a person who is eligible for a grant of bonus stock options under the Executive Bonus Plan, and have determined that it would be in the best interest of the Company to grant the bonus stock options documented herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

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


1. Grant of Option.

Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Program Administrators, hereby grants to the Optionee, as of the Date of Grant, an option to receive a number of shares (not to exceed 35% of total annual income earned) of Stock at a price of $1.00 per share, on the date of Grant. Such option is hereinafter referred to as the "Option" and the amount of shares of stock shall be determined by the Executive Bonus Plan administrators base on the annual performance of the Optionee hereinafter sometimes referred to as the "Bonus Shares."



3. Termination of Option.

(a) Subject to the other provisions of this Grant, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five years from the Date of Grant (the "Option Term").

(b) Notwithstanding anything else to the contrary contained herein, upon the occurrence of the Optionee ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Optionee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void within thirty (30) days after the date of such termination of the Optionee's employment, except (1) in the event employment is terminated for cause as defined by applicable law, in which case Optionee's Option shall terminate and become null and void immediately or (2) in a case where the Program Administrators may otherwise determine in their sole and absolute discretion for up to ninety (90) days following the termination of employment. Upon a termination of the Optionee's employment by reason of disability or death, the Option may be exercised.

4. Exercise of Option.

(a) The Optionee may exercise the option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised against bonus compensation, and the date of exercise thereof.

(b) On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Program Administrators shall determine in their discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions notacceptable to the Program Administrators.

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


5. Adjustment of and Changes in Stock of the Company.

In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Program Administrators shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Option prior to the issuance of shares thereunder. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Program Administrators following at least 30 days written notice to the Optionee.

6. No Rights of Stockholders.

Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7. Non-Transferability of Option.

During the Optionee's lifetime, the Option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.


8. Restriction on Exercise.

The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or State securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Optionee exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Optionee to provide evidence satisfactory to the Company that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares without registration in violation of any federal or State securities or other law or valid regulation.

9. Employment Not Affected.

The granting of the Option or its exercise shall not be construed as granting to the Optionee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the

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


Employer and the Optionee, the right of the Employer to terminate at will the Optionee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Optionee.

10. Amendment of Option.

The Option may be amended by the Program Administrators at any time (i) if the Program Administrators determine, in their sole and absolute discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.

11. Notice.

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

To Company:        e-Net Financial.Com Corporation
                   2102 Business Center Dr 115E
                   Irvine, Ca 92612

To Optionee:
                   ------------------------------
                   ------------------------------
                   ------------------------------

12. Incorporation of Executive Stock Option Bonus Plan by Reference.

The Option is granted pursuant to the terms of the Executive Bonus Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with, and shall be subject to, the Executive Bonus Plan. The Program Administrators shall interpret and construe the Executive Bonus Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.


13. Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Nevada, except to the extent preempted by federal law, which shall to the extent govern.

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


In Witness Whereof, the Company has caused its duly authorized officers to execute this Executive Stock Bonus Option Plan Agreement, and to apply the corporate seal hereto, and the Optionee has placed his or her signature hereon, effective as of the Date of Grant.

This agreement may be executed in counterpart.

e-Net Financial.Com Corporation
a Nevada Corporation


By:
-----------------------------
Michael Roth -President


ACCEPTED AND AGREED TO:


-----------------------------
[Optionee]

                                    PART IV


                         E-NET FINANCIAL.COM CORPORATION
                             STOCK COMPENSATION PLAN


Section 1. Terms and Conditions. The purpose of the e-Net Financial.Com Corporation Stock Compensation Plan (the "Compensation Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to compensate personnel for work performed for the Company and its subsidiaries. This plan is restricted to Employees, Executives, and Key Independent Contractors (Key Independent Contractor status shall be determined by the Program Administrators). The terms and conditions of Compensation Shares, or Compensation Shares rights granted under this Compensation Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each Compensation Stock Option Agreement (the "Compensation Agreement"). Unless any provision herein indicates to the contrary, this Compensation Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Compensation Stock Option Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

Section 2. Grant. Subject to the terms and conditions of each individually executed Compensation Agreement, the Program Administrators may grant Compensation Shares, as provided under the Compensation Plan. Each grant of Compensation Shares shall be evidenced by a Compensation Agreement, which shall state the terms and conditions of each as the Program Administrators, in their sole and absolute discretion, deem are not inconsistent with the terms of the Compensation Bonus Plan.

Section 3. Compensation Shares. Compensation Shares shall become payable to a Plan Participant based upon the completion of specified projects and duties and upon such other terms and conditions as the Program Administrators may determine and specify in the Compensation Agreement evidencing such Compensation. Each grant shall satisfy the conditions for compensation-based awards hereunder and under the General Provisions of the Program. A grant may provide for the forfeiture of Compensation Shares in the event of termination of employment or other events, subject to exceptions for death, disability, retirement or other events, all as the Program Administrators may determine and specify in the Compensation Agreement for such grant.

Section 4 Stock Payments. The Program Administrators may grant Stock Payments to a person eligible to receive the same as compensation or additional compensation or in lieu of the obligation of the Company or a subsidiary to pay cash compensation under the compensatory arrangements, only with the election of the eligible person. A Plan Participant shall have all the voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Plan Participant as a Stock Payment upon the Plan Participant becoming holder of record of such shares of Common Stock; provided, however, the Program

Administrators may impose such restrictions on the assignment or transfer of such shares of Common Stock as they deem appropriate and as are evidenced in the Compensation Agreement for such Stock Payment. Such shares paid to participants hereunder, shall be subject to any subsequent dividend, split or re-capitalization.

Section 5. Bonus Rights. The Program Administrators may grant Bonus Rights in tandem with the grant of all other registered plans. A Bonus Right granted in tandem with another award may be evidenced by the agreement for such other award; otherwise, a Bonus Right shall be evidenced by a separate Compensation Agreement. Payment may be made by the Company in cash or by shares of the Company's Common Stock or by a combination of the foregoing, may be immediate or deferred and may be subject to such employment, performance objectives or other conditions as the Program Administrators may determine and specify in the Compensation Agreement for such Bonus Rights. The total payment subject to a Bonus Right shall not exceed Thirty Five percent (35%) of the Employees, Executives, or Key Independent Contractors' annual compensation.

Section 6. Compliance with Securities Laws. Securities shall not be issued with respect to any award under the Compensation Plan, unless the issuance and delivery of the securities pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the securities may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

Section 7. Continued Employment or Service. Nothing in this Compensation Plan in any award granted hereunder shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.



d)   E-NET FINANCIAL.COM CORPORATION

                           COMPENSATION PLAN AGREEMENT
                            (Compensation Agreement)

                         (GRANT OF COMPENSATION OPTION)


Date of Grant: ____________________, ____


THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant") , is delivered by e-Net Financial.Com Corporation, a Nevada corporation (the "Company"), to ____________________ (the "Grantee"), who is an Employee, Executive or Key Independent Contractor of the Company or one of its subsidiaries (the Grantee's employer is sometimes referred to herein as the "Employer").

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


WHEREAS, the Board of Directors of the Company (the "Board") on November 11, 2000 adopted the e-Net Financial.Com Corporation, Compensation Plan (the "Compensation Plan");

WHEREAS, the Executive Bonus Plan provides for the granting of Compensation Stock by the Board or Program Administrators to employees or key Independent Contractors of the Company or any subsidiary of the Company to exercise certain rights with respect to, shares of the Common Stock of the Company, no par value (the "Stock"), in accordance with the terms and provisions thereof; and

WHEREAS, the Program Administrators consider the Grantee to be a person who is eligible for a grant of Compensation stock under the Compensation Plan, and have determined that it would be in the best interest of the Company to grant the Compensation stock documented herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Stock.

Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Program Administrators, hereby grants to the Grantee, as of the Date of Grant, __________Shares of e-Net Financial.Com Corporation common shares as " Compensation Shares."

2. Employment Not Affected.

The granting of the Compensation Shares shall not be construed as granting to the Grantee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee..

3. Notice.

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

To Company:     e-Net Financial.Com Corporation
                3200 Bristol Street, Suite 710
                Costa Mesa, Ca 92626

To Grantee:
                ------------------------------
                ------------------------------
                ------------------------------

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4. Incorporation of Compensation Plan by Reference.

The Stock is granted pursuant to the terms of the Compensation Plan, the terms of which are incorporated herein by reference, and the Grant shall in all respects be interpreted in accordance with, and shall be subject to, the Compensation Plan. The Program Administrators shall interpret and construe the Compensation Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

5. Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Nevada, except to the extent preempted by federal law, which shall to the extent govern.

In Witness Whereof, the Company has caused its duly authorized officers to execute this Compensation Plan Agreement, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

This agreement may be executed in counterpart.

e-Net Financial.Com Corporation
a Nevada Corporation


By:
-----------------------------
Vincent Rinehart


ACCEPTED AND AGREED TO:


-----------------------------
[Grantee]

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